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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

NAME                                                        JURISDICTION OF INCORPORATION
---------------------------------------------------------   ------------------------------

Integra Bank NA                                             United States
* IBNK Leasing Corp.                                        State of Indiana
* West Kentucky Insurance and Financial Services, Inc.      Commonwealth of Kentucky
* Integra Illinois Investment Co., LLC                      State of Delaware
** Integra Loan Company, LLC                                State of Delaware
*** Total Title Services, LLC                               State of Indiana
Integra Capital Trust II                                    State of Delaware
Integra Capital Statutory Trust III                         State of Connecticut
Integra Reinsurance Company, LTD                            Turks and Caicos Islands

*-   Wholly owned subsidiary of Integra Bank NA

**- Ninety-nine percent owned by Integra Illinois Investment Co., LLC and one percent owned by Integra Bank NA

***- Seventy-one percent ownership by Integra Bank NA